Exhibit 99.1

Sorrento Therapeutics Appoints Mark Durand to its Board of Directors

San Diego, CA – March 11, 2014 – Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), a late-stage clinical oncology company developing new treatments for cancer and associated pain, today announced the addition of industry veteran

Mark W. Durand to its Board of Directors.

Mr. Durand has nearly 28 years of broad pharmaceutical industry experience in a variety of leadership roles for both branded and generic drugs. Currently, Mr. Durand is an independent strategic consultant for pharmaceutical firms. Previously, he was the Chief Financial Officer and Senior Vice President Finance and Business Development for Watson Pharmaceuticals (now Actavis). Prior to that, he was Senior Vice President of Finance and Business Development at Teva Americas and served under William Marth, currently chairman of Sorrento’s Board of Directors. Mr. Durand began his career at Bristol-Myers Squibb in 1986 and he held the position of Vice President of Finance and Business Development. He received a bachelor’s degree from Duke University, a master’s of science degree from Dartmouth College, and a master’s of business administration degree from the University of Chicago.

“Mark is a dedicated, high energy executive with vast experience in the pharmaceutical industry,” said Henry Ji, President and Chief Executive Officer of Sorrento. “He has made significant contributions in the development and commercialization of multiple therapeutic drugs.”

Mr. Durand commented, “I appreciate the opportunity to join Sorrento’s Board of Directors during this exciting time. I look forward to working with the Sorrento team to advance its late stage assets towards commercial success.”

In addition, Sorrento announced that Mr. M. Scott Salka has stepped down from the Board of Sorrento.

“It has been gratifying to work with Sorrento as they have transformed a pure-play discovery startup into an exciting clinical and pre-commercial enterprise,” said Scott Salka. “My passion is for startup endeavors, so I plan to devote my full attention to a company I founded recently.”

Added Ji, “we thank Scott for his many contributions to the Company.”

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Cynviloq, the next-generation paclitaxel, will commence its registrational trial and be developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing RTX, a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the National Institutes of Health to treat terminal cancer patients suffering from intractable pain. The Company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated Antibody Drug Conjugate (ADC) platform that includes proprietary conjugation chemistries, linkers, and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, therapeutic antibodies, and ADCs.

More information is available at www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about commencing its Cynviloq registrational trial; and the advances made in developing human monoclonal antibodies, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Contact(s):

Mr. Amar Singh

EVP and Chief Business Officer

Sorrento Therapeutics

asingh@sorrentotherapeutics.com

T: + 1 (858) 210-3719

Mr. Ian Stone

Account Director

Canale Communications

ian@canalecomm.com

T: + 1 (619) 849-5388